EXHIBIT 10.5

FIRST AMENDMENT TO SUBLEASE

(PALACE STATION)

This First Amendment to Sublease (this “Amendment”), dated as of March 19, 2008, is made by and between STATION CASINOS, INC., a Nevada corporation, (“Sublessor”) and PALACE STATION HOTEL & CASINO, INC., a Nevada corporation, (“Sublessee”).

R E C I T A L S:

WHEREAS, Sublessor and Sublessee are party to that certain Sublease (Palace Station) dated as of November 7, 2007 (the “Sublease”).  All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Sublease;

WHEREAS, Master Landlord and Sublessor have entered into that certain First Amendment to Master Lease Agreement, dated as of even date herewith (the “Master Lease Amendment” and the Master Lease, as so amended, the “Amended Master Lease”), in order to make, among other changes, certain clarifications to Article XI of the Master Lease with respect to the FF&E Reserve (as defined in the Master Lease).

WHEREAS, the parties hereto desire to amend the Sublease to make corresponding clarifications to Section 13 of the Sublease with respect to the Sublease FF&E Reserve.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows, effective as of the date hereof:

1.             Amendment to Sublease.  Section 13 of the Sublease is amended (x) to amend the third sentence thereof to read as follows:

“Without limiting the foregoing, Sublesee shall maintain with respect to the Subleased Property a reserve (the “Sublease FF&E Reserve”) for capital and FF&E expenditures in an amount equal to (a) 2.5% of (i) gross revenues derived from operations of the Subleased Property (including, without limitation, from operations of the hotel and casino components of the Subleased Property) for the period in question minus (ii) the amount attributable to “comps” for the Subleased Property during such period (the gross revenues net of such comps being referred to for purposes of this Section 13 as the “net revenues”), less (b) any amounts actually expended during such period by Sublessee or Sublessor on account of FF&E (other than from the Sublease FF&E Reserve or FF&E Reserve under the Master Lease, it being understood that amounts expended on account of FF&E from the Sublease FF&E Reserve or the FF&E Reserve under the Master Lease shall not be included in any deductions from the Sublease FF&E Reserve deposit requirements) (the “Required Sublease FF&E Deposit”); provided that if the amount deducted for a period under clause (b) of this sentence exceeds the amount that would otherwise be payable into the Sublease FF&E Reserve under clause (a) of this sentence for such period, Sublessee may reduce the Required Sublease FF&E Deposit for the next period by the amount of such excess.”;

and (y) by adding the following language after the third sentence,

“On or before each Sublease Rent Payment Date, Sublessee shall fund or cause to be funded the Sublease FF&E Reserve based on Sublessee’s good faith estimate of the Required Sublease FF&E Deposit for the previous month (i.e., Sublessee’s good faith estimate of 2.5% of the net revenues of the Subleased Property for the previous month minus the amounts actually expended by Sublessee or Sublessor on account of FF&E during such month); and concurrently with such funding Sublessee shall provide to Sublessor a written notice of the amount of such funding.  Within forty-five days of the end of each Fiscal Quarter, Sublessee shall furnish Sublessor with information setting forth the actual net revenues and actual Required Sublease FF&E Deposit of the Subleased Property for such Fiscal Quarter, including reasonable detail regarding the gross revenues of the Subleased Property and the comps and actual FF&E expenditures deducted to arrive at the net revenues and Required Sublease FF&E Deposit such that Sublessor shall have sufficient information relating to the Subleased Property to enable Sublessor to deliver the FF&E Certificate under Section 11.1 of the Master Lease (the “FF&E Reserve Certificate”).  With respect to the Subleased Property, if the amounts deposited into the Sublease FF&E Reserve for a Fiscal Quarter exceeds the actual Required Sublease FF&E Deposit for the Subleased Property for such Fiscal Quarter (as set forth in the applicable FF&E Reserve Certificate), the excess amount shall be applied against the amount to be funded in the Sublease FF&E Reserve for the following month.  With respect to the Subleased Property, if the amounts deposited into the Sublease FF&E Reserve for a Fiscal Quarter are less than the actual Required Sublease FF&E Deposit for the Subleased Property for such Fiscal Quarter (as set forth in the applicable FF&E Reserve Certificate), Sublessee shall fund, or cause to be funded, the difference into the Sublease FF&E Reserve, within five (5) Business Days of Sublessor delivering the FF&E Reserve Certificate.”

2.             Covenants, Representations and Warranties of Sublessor and Sublessee.

2.1.          Each of Sublessor and Sublessee reaffirms all terms, covenants, representations and warranties (except to the extent such representations and warranties pertain solely to an earlier date as set forth in the Sublease) that it made in the Sublease, as amended hereby.  Sublessee further acknowledges and agrees that (a) the Master Lease has been amended by the Master Lease Agreement, and (b) the Sublease remains subject and subordinate to the Amended Master Lease.

2.2.          Each of Sublessor and Sublessee represents and warrants that (a) it has the legal power and authority to enter into this Amendment without consent or approval by any third party other than the Landlord’s Lender and this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting

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creditors’ rights generally or by equitable principles affecting enforceability and (b) the execution and delivery by Sublessor or Sublessee, as applicable, of this Amendment has been duly authorized by all requisite action on the part of Sublessor or Sublessee, as applicable, and will not violate any provision of any of the organizational documents of Sublessor or Sublessee, as applicable.

2.3.          Each of Sublessor and Sublessee represents and warrants that, as of the date hereof, (a) no Default or Event of Default has occurred and is continuing; (b) no Default or Event of Default will occur as a result of the execution, delivery and performance by Sublessor or Sublessee of this Amendment; and (c) neither Sublessor nor Sublessee has given any notice of any uncured Default under the Sublease.

3.             Effect Upon Sublease.

3.1.          Except as specifically set forth herein, the Sublease shall remain in full force and effect and is hereby ratified and confirmed.

3.2.          The parties hereto specifically acknowledge and agree that the Sublease, as hereby amended, is in full force and effect in accordance with its respective terms and has not been modified, except pursuant to this Amendment.

3.3.          A breach of any of the representations and warranties made herein shall constitute a Default under the Sublease, subject to the notice and cure provisions provided therein.

4.             Governing Law. THIS AMENDMENT SHALL BE CONSTRUED, INTERPRETED AND GOVERNED BY THE LAW OF THE STATE OF NEVADA.

5.             Counterparts.  This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

SUBLESSOR:

STATION CASINOS, INC.,
a Nevada corporation

By:	/s/ Thomas M. Friel
Name: Thomas M. Friel
	Title:	Executive Vice President, Chief Accounting Officer & Treasurer

SUBLESSEE:

PALACE STATION HOTEL & CASINO, INC.,
a Nevada corporation

By:	/s/ Thomas M. Friel
Name: Thomas M. Friel
Title: Senior Vice President and Treasurer

Landlord’s Lender hereby consents to this Amendment as of the date hereof.

GERMAN AMERICAN CAPITAL
CORPORATION, a Maryland corporation, in its
capacity as Mortgage Lender, First Mezzanine
Lender, Second Mezzanine Lender, Third
Mezzanine Lender, and Fourth Mezzanine Lender,
under Landlord’s Loan Documents

By:	/s/ John K. Beacham
Name: John K. Beacham
Title: Vice President

By:	/s/ Jeffrey E. Paige
Name: Jeffrey E. Paige
Title: Vice President

JPMORGAN CHASE BANK, N.A., a national
banking association, in its capacity as Mortgage
Lender, First Mezzanine Lender, Second Mezzanine
Lender, Third Mezzanine Lender and Fourth
Mezzanine Lender under Landlord’s Loan
Documents

By:	/s/ Michael Mesard
Name: Michael Mesard
Title: Executive Director